Exhibit 3.161

Delaware	PAGE 1
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT ACQUISITION CORP. ” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:08 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIFEPOINT ACQUISITION CORP”.

3999304 8100H 110292911 You may verify this certificate online at corp. Delaware. gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock. Secretary of State AUTHENTICATION: 8620285 DATE: 03-14-11

State of Delaware Secretary of State
Division of Corporations
Delivered 01:16 PM 07/13/2005
FILED 01:08 PM 07/13/2005
SRV 050579043 — 3999304 FILE
CERTIFICATE OF INCORPORATION
OF
LIFEPOINT ACQUISITION CORP.
     THE UNDERSIGNED, in order to form a corporation (hereinafter referred to as the “Corporation”) for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. The name of the Corporation is LifePoint Acquisition Corp.
     2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     4. The total number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of Common Stock with a par value of $.01 per share.
     5. The name and mailing address of the sole incorporator of the Corporation is as follows:
Mary Kim E. Shipp
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
     6. The Corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-Laws of the Corporation.
     8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of the Delaware General Corporation Law Section 102, as the same may be amended and supplemented from time to time. Any repeal or modification of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     9. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer , employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of July, 2005.

/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Sole Incorporator

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